CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Nos. 333-254525 and 333-286490) and on Form S-8 (No. 333-283551) of Borr Drilling Limited of our report dated March 26, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F. /s/ PricewaterhouseCoopers LLP Watford, United Kingdom March 26, 2026